UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

AMENDMENT NO. 5

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Lux Digital Pictures, Inc.
(Name of small business issuer in its charter)

Wyoming	7829	22-2589503
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Code Number)

2140 Shattuck Ave., Ste 210-2270
Berkeley, CA. 94704
510-948-4000
(Address and telephone number of registrant’s principal executive offices and principal place of business)

Ingo Jucht
President and Chief Executive Officer
2140 Shattuck Ave., Ste 210-2270
Berkeley, CA. 94704
Telephone: 510-948-4000
Telecopier: 510-948-4000 x2
www.luxdigitalpictures.com
(Name, address, and telephone number of agent for service)

CORP 95
123 W. 1st  Street, Suite 675
Casper, WY 82601
949-487-243

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer ☐

Non-accelerated filer	☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (1)
Common Stock	990,000	$.15	$148,500	$5.835

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED DECEMBER 22, 2008

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine .

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The selling shareholders may sell shares of our common stock at a fixed price of $ 0.15 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.   The fixed price of $0.15 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.10 plus an increase based on the fact the share will be liquid and registered.    There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS
LUX DIGITAL PICTURES, INC
990,000 Shares of Common Stock
Price per share: $0.15
Total cash proceeds to the Company $0.

The Company has sold a total of 990,000 shares of its common stock in a Private Placement to 36 individual investors, under Regulation S, at a price of $0.10 per share. These shares were sold directly by the Company and the Company has received total proceeds from the Private Placement of $97,440 net of certain selling costs and adjustments for currency exchange rates.  The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.  There is no present public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share.  The Company  has determined the offering price based, primarily, on its projected operating results. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock.

There is no trading market for our common stock.

 The sales price to the public is fixed at $0.15 per share until such time as the shares of common stock become traded on the Over The Counter Bulletin Board operated by NASDAQ. or another exchange. We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB, upon effectiveness of this registration statement, however, there is no guarantee our common stock will be accepted for quotation on the OTC Bulletin Board. If our common stock becomes quoted on the Over the Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale

The purchase of our shares involves substantial risk. See “risk factors” beginning on page 9 for a discussion of risks to consider before purchasing our common stock.

You should rely only on the information contained in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED .

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED APRIL 3, 2009

PROSPECTUS SUMMARY

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

You should read the following summary together with the more detailed information about our company and the common stock being registered in this offering and our financial statements and the notes to those statements included elsewhere in this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account References in this prospectus to “we,” “our,” “us”, “Lux” and the “Company” refer to LUX DIGITAL PICTURES, INC.

LUX DIGITAL PICTURES, INC.
Corporate Background

Lux Digital Pictures, Inc was incorporated in the state of Wyoming on May 6, 2008. We were formed to develop businesses, assets and opportunities, some acquired and contributed from third parties and our founding shareholders, in the motion picture production and distribution industry and some related fields. Lux operates its businesses under several names and divisions (“brands”) and the Company believes it will be able to successfully compete in today’s entertainment industry marketplace by controlling production costs and by limiting its distribution expenses using, primarily, online marketing tools to promote its products and to further develop its digital strategies.

Operating History

The Company has only an, approximately, eleven (11) month operating history. The Company’s primary, current business is the distribution of one (1) completed motion picture that it has acquired and which has been in release for two (2) years, the initial release and distribution of one (1) motion picture that was completed in October 2008, and the post production of one (1) partially completed motion picture all through its brand “Midnight Movies”. The Company, currently, only generates revenues from the direct distribution of its film products to US theaters, via distribution of its film products to home entertainment (DVD and TV) markets through third party agreements and to international markets via third party sales agency agreements. The Company’s film product is priced and sold at market rates from which the Company receives a percentage of ticket revenues, wholesale DVD sales, television sales and international territorial rights sales. The Company’s third party distributors and sales agents receive commissions and fees ranging from 10-25% of Gross Revenues The Company is also developing several new motion picture concepts and two online motion picture distribution business concepts (Concepts”) that will operate under the brand names “New Broadway Cinema”, “DigiTheater” and “Short Screams”.

Company Assets

The Company’s principal assets (“Assets”) consist of cash, title and rights to two (2) completed motion pictures, one (1) partially completed motion picture, interest in a video production, certain future revenue streams from licenses of one (1) motion picture, an inventory of unused radio media and the right and title to develop the aforementioned brands and Concepts, one of which has a pending trademark. All of the Company’s income to date has been generated from one (1) motion picture and the Company does not expect to generate any income from any other brands, other than Midnight Movies, until it has further capitalized and developed the Concepts. It is management’s opinion, however, that the assets its has, including cash, motion pictures, contracts, future revenue streams, rights and certain business concepts and the “brands”: “Midnight Movies”, New Broadway Cinema”, “DigiTheater” and “Short Screams” (“Assets”) will adequately capitalize the Company for the next twelve (12) months. The Company intends to develop, operate and capitalize the Assets, as well as to create new products for its distribution, to form an ongoing and diverse entertainment entity.

Company Cash Flow

The Company has cash assets derived from its distribution of its products and a private placement of its stock.  Assuming the Company does not generate any income from its new products it still will have sufficient cash to operate for the next twelve (12) months. For the, approximately, four month period from its inception through the period ending August 31, 2008 the Company had Gross Revenues of $193,002, Total Operating Expenses of $149,733, Net Income of $33,569, Total Current Assets of $401,961, Total Assets of $847,175, Total Current Liabilities of $118,764, and Total Stockholders’ Equity of $728,411. For its first Operating Quarter of its 2009 fiscal year, the period of September 1, 2008 to November 30, 2008, the Company had Gross Revenues of $60,071, Total Operating Expenses of $33,324, Net Income of $20,747, Total Current Assets of $394,111, Total Assets of $834,825, Total Current Liabilities of $85,667 and Total Stockholders’ Equity of $749,158. From its inception through the period ending November 30, 2008 the Company’s primary business activity was to acquire, transfer and manage the Assets from its founding shareholders and others, complete a private placement of some of its common shares, establish its web site, progress production on two (2) partially completed motion pictures, one of which has now been completed and one of which is in the final stages of post production, manage the continuing distribution of an acquired Video production and one of its motion pictures through existing license agreements and conduct an audit and assist legal counsel and others in the preparation and drafting of this Registration Statement.  “Video” throughout the document is defined as “Area 51: The Alien Interview,” a feature length documentary motion picture in which the Company acquired a 50% interest from Vega 7 Entertainment.

Future Assets and Growth

We will continue to generate limited future income from our Assets, however, we cannot provide absolute assurances or estimates of these revenues. The Company had Net Income in its initial, short fiscal period, however, the Company anticipates it may operate at a deficit for its next fiscal years and may expend most of its available capital. The Company’s cash on hand is, primarily, budgeted to cover the anticipated costs to complete, deliver and market a new and one partially completed feature length documentary films owned by the Company, to develop, produce and market the new motion pictures and for various administrative costs associated with developing and operating the businesses going forward including costs for legal, accounting and Transfer Agent services. We believe that the Company will have sufficient capital to operate its businesses over the next twelve (12) months. There can be no assurances, however, that actual expenses incurred will not materially exceed our estimates or that cash flows from our existing Assets will be adequate to maintain our businesses. The Company cannot, at this time, accurately estimate its future monthly “burn rate” of its capital but it could be as high as $15,000 per month.

The world wide motion picture business is an extremely competitive industry dominated by several very large, fully integrated media conglomerates. The World Wide Web is having a significant impact on this industry, as it has had on the music business, and the Company’s management plans on attempting to develop strategies and opportunities that will allow us to compete successfully in this environment. Thousands of feature length motion pictures are produced annually and only a few hundred of these ever receive any kind of theatrical release and it is ever more expensive to market these films. In addition the world wide DVD market, which has, primarily, fueled the demand for independent feature motion pictures in the past, has, substantially, slowed and new distribution channels such as “Video on Demand” are only now just becoming viable as revenue sources for independent films. The Company is building its business model cognizant of these market realities and management will be attempting to use and capitalize upon emerging technologies to deliver and market its products.

Our business model is predicated on the assumption that we can continue to generate multiple revenue streams from various world wide media sources from our existing Assets and from products we intend to develop, produce and distribute over the next fiscal year and that we can, successfully, manage our costs by capitalizing on new and emerging digital technologies, business developments and our experienced management. Although the Company generated Net Income, in its initial, approximate, four (4) months of operation it anticipates it may lose money in its first, full year of operation and it shall require raising additional capital to develop its Concepts. The Company plans on filing for a Secondary offering of its stock in 2009 to raise capital for its projects and Concepts which will result in further dilution to shareholders.

The Company’s two primary managers, its CEO Mr. Jucht and its Consultant Mr. Coleman, have considerable, combined experience and expertise in the independent motion picture business and related industries but, initially, we will have only one officer and director, our CEO, acting as our sole employee, who has no experience operating a public company, and only the part time, as available services of our Consultant. Our managers will dedicate the time sufficient to manage the Company’s operations but, until such time as the Company is more established and capitalized, we will not be able to employ any personnel on a full time basis.

FOUNDING SHAREHOLDERS

The following individuals and entities are considered founding shareholders of our Company.

Class	Name	Shares	Percentage
Common	Lux Digital Pictures GmbH, Ingo Jucht – Operating Manager Meerscheidtstr. 114057 Berlin Germany (1)	38,000,000	79.2%

Common	Coleman Family Trust, T. Joseph Coleman and William H. Coleman Co-Trustees 10 Victoria Circle Norwood, MA. 02062 (2)	5,000,000	10.4%

Preferred	Lux Digital Pictures GmbH, Ingo Jucht – Operating Manager Meerscheidtstr. 1 14057 Berlin Germany	2,500,000	100%

(1)	Mr. Ingo Jucht, our sole officer and director, is the operating manger of Lux Digital Pictures, GmbH

(2)	Mr. Coleman, who is the trustee of the Coleman Family Trust, received these shares in exchange for consulting services herein described.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.15 was determined by the price shares were sold to our shareholders in a private placement memorandum plus an increase based on the fact the shares will be liquid and registered. $0.15 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board or another Exchange, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis and Results of Operations” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception May 6, 2008 through November 30, 2008 are derived from our unaudited financial statements. The statement of operations and balance sheet data from inception May 6, 2008 through August 31, 2008 are derived from our audited financial statements.

	For the Quarter ending November 30, 2008 (unaudited)	For the Period from Inception (May 6, 2008)through August 31, 2008 (unaudited)¹
STATEMENT OF OPERATIONS

Revenues	$60,071	$193,002
Operating Expenses	$33,324	$149,733

Net Income	$2 0 ,747	$33,569

Weighted average number of common shares outstanding for the period	47,990,000	37,872,069
Net Income Per Share	0.00	0.00

	As of November 30, 2008 (unaudited)	As of August 31, 2008 (unaudited)[1]
BALANCE SHEET DATA
Cash	$195, 711	$252,461
Total Assets	834,825	847,175
Total Liabilities	85,667	118,764
Stockholders’ Equity	749,158	728,411

¹ Derived from audited financial statements

RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE POSSIBILITY THAT YOUR ENTIRE INVESTMENT MAY BE LOST. AS SUCH, YOU ARE ENCOURAGED TO EVALUATE THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE PURCHASING OUR COMMON STOCK. OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. ANY OF THE FOLLOWING RISKS COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS, AND COULD RESULT IN COMPLETE LOSS OF YOUR INVESTMENT.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Wyoming in May 2008. We have limited financial resources and only limited revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to fully meet our expenses and totally support our anticipated activities.

 All of our capital and assets have been provided by or acquired from our principal shareholders and third parties and through a Private Placement of the shares being Registered. We estimate that we will have sufficient capital to operate for the next twelve (12) and sufficient capital to complete the unfinished motion picture we have acquired. We cannot assure you, however, that we will be able to sustain the business for the long term nor that we may not need to obtain additional capital in the future. We can also not assure you that we will be able to obtain any required financing on a timely basis, or if obtainable, that the terms will not materially dilute the equity of our current stockholders. If we are unable to obtain financing on a timely basis, we may have to significantly or entirely curtail our business objectives, which could result in our having to discontinue some of our operations and plans.

WE DEPEND HIGHLY ON OUR CURRENT MANAGER WHO HAS LIMITED EXPERIENCE IN RUNNING A PUBLIC COMPANY AND NO FORMAL EMPLOYMENT AGREEMENT.

We depend highly on Ingo Jucht, our President, Treasurer, and Sole Director, who may be difficult to replace. Ingo Jucht who is also the Chief Executive Officer of LUX DIGITAL PICTURES, GmbH, at this point, only devotes approximately 50% of his time per week to our business, has only several years of industry experience and has not previously headed a public Company. Our plan of operations is dependent upon the continuing support and expertise of Mr. Jucht and our Consultant, Mr. Coleman.

 LOSS OF OUR CEO COULD ADVERSLY AFFECT OUR BUSINESS

Loss of Mr. Jucht could slow the growth of our business, or it may cease to operate at all, which may result in the total loss of investor’s investments. Mr. Jucht is not, presently, receiving a salary from the Company it is unknown, at this time, if or when the Company may be able to compensate Mr. Jucht for his management services. The company does not anticipate Mr. Jucht receiving a salary in the foreseeable future.

OUR MANAGEMENT HAS LIMITED EXPERIENCE IN RUNNING A PUBLIC COMPANY

Although, he has extensive experience in the film industry, our sole officer, Mr. Jucht, has no experience in running a public company. He is vaguely familiar with the reporting requirements of the Securities and Exchange Commission. Mr Jucht will rely on the expertise of outside counsel and consultants to insure proper filing and the meeting of deadlines.

  THERE ARE INCREASED COSTS AND REGULATIONS ASSOCIATED WITH OPERATING A PUBLIC COMPANY AND WITH ONLY ONE OFFICER AND DIRECTOR WE WILL HAVE LIMITED INTERNAL ACCOUNTING CONTROLS.

There are a number of  expenses and costs associated with operating a public Company including filing expenses, transfer agent, stock issuance and maintenance costs, accounting, legal and auditing expenses that will materially increase the Company’s operating expenses and make it more difficult for the Company’s businesses to produce operating profits. Our CEO has no prior experience managing a public company. With only one officer and director there will be no internal oversight to the Company’s financial reporting, initially, except from the Company’s outside auditors.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

SINCE A SINGLE STOCKHOLDER, UPON COMPLETION OF THE OFFERING WILL BENEFICIALLY OWN THE SIGNIFICANT MAJORITY OF OUR OUTSTANDING COMMON SHARES, THAT SINGLE STOCKHOLDER WILL RETAIN THE ABILITY TO POTENTIALLY CONTROL OUR MANAGEMENT AND THE OUTCOME OF CORPORATE ACTIONS REQUIRING STOCKHOLDER APPROVAL NOTWITHSTANDING THE OVERALL OPPOSITION OF OUR OTHER STOCKHOLDERS. THIS CONCENTRATION OF OWNERSHIP COULD DISCOURAGE OR PREVENT A POTENTIAL TAKEOVER OF OUR COMPANY THAT MIGHT NEGATIVELY IMPACT THE VALUE OF YOUR COMMON SHARES.

Lux Digital Pictures GmbH (“Lux GmbH”) owns approximately 79.2% of our outstanding common shares and 100% of the issued and outstanding Preferred Shares and will continue to do so after the filing of this Registration Statement. As a consequence of its controlling stock ownership position, Lux, through its Operating Manager and representative Ingo Jucht, will retain the ability to elect a majority of our board of directors, and thereby control our management. Lux GmbH also has the ability to control the outcome of corporate actions requiring stockholder approval, including mergers and other changes of corporate control, any private transactions, and other extraordinary transactions. The concentration of ownership by Lux GmbH could discourage investments in our company, or prevent a potential takeover of our company which will have a negative impact on the value of our securities.

BECAUSE OF COMPETITIVE PRESSURES FROM COMPETITORS WITH MORE RESOURCES, LUX DIGITAL PICTURES MAY FAIL TO IMPLEMENT ITS BUSINESS MODEL PROFITABLY.

The independent motion picture business is highly fragmented and extremely competitive. The market for customers is intensely competitive and such competition is expected to continue to increase (see “Competition”). We believe that our ability to compete depends upon many factors within and beyond our control, including the timing and market acceptance of new solutions and enhancements to existing businesses developed by us, our competitors, and their advisors.

WE ARE DEPENDENT ON THE POPULARITY OF OUR FILM PRODUCTS.

Our ability to generate revenue and be successful in implementing our business plan is dependent on our ability to develop, produce, acquire and distribute entertainment products that are popular with audiences and sold via distribution channels  that are efficient and cost effective.

WE MAY BE UNABLE TO COMPETE WITH LARGER OR MORE ESTABLISHED FILM COMPANIES.

We face a large and growing number of competitors in the film and entertainment industry. Many of these competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition, and more established relationships in the industry than does the Company. As a result, certain of these competitors may be in better positions to compete with us for product and audiences. We cannot be sure that we will be able to compete successfully with existing or new competitors.

WE MAY REQUIRE ADDITIONAL FINANCING IN ORDER TO IMPLEMENT OUR BUSINESS PLAN. IN THE EVENT WE ARE UNABLE TO ACQUIRE ADDITIONAL FINANCING, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN RESULTING IN A LOSS OF REVENUES AND ULTIMATELY THE LOSS OF ANY SHAREHOLDER’S INVESTMENT.

Due to our limited operating history, we will have to use all our existing resources to complete and market our motion picture products and develop our distribution channels.

Following this offering we may need to raise additional funds to expand our operations. We may raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

OUR PRODUCTS OR PROCESSES COULD GIVE RISE TO CLAIMS THAT OUR PRODUCTS INFRINGE ON THE RIGHTS OF OTHERS.

We are potentially subject to claims and litigation from third parties claiming that our products or processes infringe their patent or other proprietary rights. If any such actions are successful, in addition to any potential liability for damages, we could be required to obtain a license in order to continue to manufacture, use or sell the affected product or process. Litigation, which could result in substantial costs to us, may also be necessary to enforce our proprietary rights and/or to determine the scope and validity of the proprietary rights of others. Any intellectual property litigation would be costly and could divert the efforts and attention of our management and technical personnel, which could have a material adverse effect on our business, financial condition and results of operations. We cannot assure you that infringement claims will not be asserted in the future or that such assertions, if proven to be true, will not prevent us from selling our products or materially and adversely affect our business, financial condition and results of operations. If any such claims are asserted against us, we may seek to enter into a royalty or licensing arrangement. We cannot assure you that a license will be available on commercially reasonable terms, or at all.

WE MAY BE SUBJECT TO CLAIMS OF TRADEMARK INFRINGEMENT, WHICH MAY HARM OUR BUSINESS.

The Company has one, current trademark filed and pending for its DigiTheater business concept which is not yet fully developed. We may be subject to legal proceedings alleging claims of trademark infringement in the future. If we must rebrand, it may result in significant marketing expenses and additional management time and resources, which may adversely affect our business.

Additionally, we cannot guarantee that our trademarks will be completely protected. This could cause harm to our brand and ultimately, to us. We could also spend additional time and resources fighting other entities that might infringe upon our trademarks.

WE MAY BE UNABLE TO SCALE OUR OPERATIONS SUCCESSFULLY.

Our plan is to grow rapidly. Our growth will place significant demands on our management and technology development, as well as our financial, administrative and other resources. We cannot guarantee that any of the systems, procedures and controls we put in place will be adequate to support the commercialization of our operations. Our operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative and other resources. If we are unable to respond to and manage changing business conditions, or the scale of our products, services and operations, then the quality of our services, our ability to retain key personnel and our business could be harmed.

MR. JUCHT HAS LIMITED EXPERIENCE IN ALL OF THE ENTERTAINMENT BUSINESSES WE ARE ENTERING AND HE WILL BE RELIANT ON CONSULTANTS AND OTHERS WHO HAVE GREATER MANAGEMENT EXPERIENCE. THE LACK OF EXPERIENCE IN ALL OF THE BUSINESSES WE ARE ENTERING COULD IMPACT OUR RETURN ON INVESTMENT, IF ANY.

As a result of our reliance on Mr. Jucht and his limited experience in developing comparable film businesses, our investors are at risk in losing their entire investment. Mr. Jucht intends to hire personnel in the future who will have the experience required to manage our company, when the Company is sufficiently capitalized. Until such management is in place, we are reliant upon Mr. Jucht to make the appropriate management decisions.

AS THERE IS NO PUBLIC MARKET FOR OUR COMMON SHARES, THEY ARE AN ILLIQUID INVESTMENT AND INVESTORS MAY NOT BE ABLE TO SELL THEIR SHARES.

No market currently exists for our securities and we cannot assure you that such a market will ever develop, or if developed, will be sustained.

Our common stock is not currently eligible for trading on any stock exchange and there can be no assurance that our common stock will be listed on any stock exchange in the future. We intend to apply for listing on the NASD OTC Bulletin Board trading system pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, but there can be no assurance we will obtain such a listing. The bulletin board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make a market in particular stocks. There is a greater chance of market volatility for securities that trade on the bulletin board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including: the lack of readily available price quotations; the absence of consistent administrative supervision of “bid” and “ask” quotations; lower trading volume; and general market conditions. If no market for our shares materializes, you may not be able to sell your shares or may have to sell your shares at a significantly lower price.

IF OUR SHARES OF COMMON STOCK ARE ACTIVELY TRADED ON A PUBLIC MARKET, THEY WILL IN ALL LIKELIHOOD BE PENNY STOCKS.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. SEC regulations generally define a penny stock to be an equity security that has a market or exercise price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has net tangible assets of at least $100,000, if that issuer has been in continuous operation for three years. Unless an exception is available, the regulations require delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, details of the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for securities that become subject to the penny stock rules. Since our securities are highly likely to be subject to the penny stock rules, should a public market ever develop, any market for our shares of common stock may not be liquid.

BECAUSE OUR SECURITIES MAY BE SUBJECT TO PENNY STOCK RULES, YOU MAY HAVE DIFFICULTY RESELLING YOUR SHARES.

Since our stock may be subject to penny stock rules, you may have difficulty reselling your shares. Penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer may be required to make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder’s ability to dispose of his stock.

THIS REGISRTATION STATEMENT CONTAINS FORWARD LOOKING STATEMENTS WHICH ARE SPECULATIVE IN NATURE.

This registration statement contains forward-looking statements. These statements relate to future events or our future financial performance. Forward looking statements are speculative and uncertain and not based on historical facts. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under “Business Description” and “Corporate Background” Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, future results, levels of activity, performance, or achievements cannot be guaranteed. The reader is advised to consult any further disclosures made on related subjects in our future SEC filings.

WE HAVE NOT PAID, AND DO NOT INTEND TO PAY, CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities that we may issue. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in June 2008 pursuant to an exemption under Regulation S of the Securities Act of 1933.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) after the SEC declares this prospectus effective. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The shares being offered for resale by the selling stockholders consist of the 990,000 shares of our common stock held by 36 shareholders of our common stock which sold in our Regulation S offering completed in June 2008.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of June 30, 2008 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of Selling Stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering
Sima Burgin	20,000	20,000	0%
Jamila Friedrich	20,000	20,000	0%
Andra Kokott	20,000	20,000	0%
BMV Berliner Versiche. GmbH, Juergen Hall – Operating Manager (1)	20,000	20,000	0%
Elvira Jucht	60,000	60,000	0%
Frank Reimann	10,000	10,000	0%
Klaus Nawrocki	20,000	20,000	0%
Sievertec Technologies GmbH, Michael Tovarci – Operating Manager (2)	20,000	20,000	0%
Christobel Lucht	10,000	10,000	0%
Sasha Friedrich	10,000	10,000	0%
Valery Rudnik	10,000	10,000	0%
Karsten Frenzel	10,000	10,000	0%
Robert Klingbeil	10,000	10,000	0%
Frieder W.M. Schnook	20,000	20,000	0%
Renata Stih	20,000	20,000	0%
Katerina Kulchekova	10,000	10,000	0%
Hans Reuter	10,000	10,000	0%
Ernst Wenske	10,000	10,000	0%
Jonas Friedrich	20,000	20,000	0%
Sergiy Sysoyev	10,000	10,000	0%
Wilshire Capital, Ltd, Stephen Kern – Managing Director (3)	200,000	200,000	0%
Anna Franklin	20,000	20,000	0%
Vladimir Reva	10,000	10,000	0%
Karsten Tobeck	10,000	10,000	0%
Michael Hoffmeister	10,000	10,000	0%
Gabriel Rotenburg	10,000	10,000	0%
Kamila Palicka	20,000	20,000	0%
Armin Marewski	20,000	20,000	0%
Susanne Batz	20,000	20,000	0%
Martin Bailey	10,000	10,000	0%
Millary Cortes Tellez	20,000	20,000	0%
Desdemona Ventures, Ltd, Nikolai Rudmanov – Mngr of Int. Operations (4)	200,000	200,000	0%
Mirlev Automobile, Ltd, Buelen Etiz – Operating Manager (5)	40,000	40,000	0%
Thorsten Bernd	20,000	20,000	0%
Ralf Schmidtbauer	20,000	20,000	0%
Arne Herman	20,000	20,000	0%

	990,000	990,000

(1)	Juergen Hall, Operating Manager, has voting and dispositive power for BMV Berliner Versiche. GmbH.
(2)	Michael Toravaci, Operating Manager, has voting and dispositive power for Sievertec Technologies GmbH
(3)	Stephen Kern, Managing Director, has voting and dispositive power for Wilshire Capital, Ltd.
(4)	Nikolai Rudmanov, Manager of International Operations, has voting and dispositive power for Desdemona Ventures, Ltd.
(5)	Buelen Etiz, Operating Manager, has voting and dispositive power for Mirlev Automobile, Ltd.

To our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or

-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

-	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.15 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) when this Registration Statement is declared effective by the SEC. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by a selling security holder must be made at the fixed price of $0.15 until a market develops for the stock.

The Selling Stockholder and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act  of 1933, as amended (the "Securities Act"), in which event profits, discounts or commissions received by such persons may be deemed to be underwriting commissions under the Securities Act.

All expenses of the registration of securities covered by this Prospectus are to be borne by the Company, except that the Selling Stockholder will pay any applicable underwriters' commissions, fees, discounts or concessions or any other compensation due any underwriter, broker or dealer and expenses or transfer taxes.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,

•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

•	through direct sales to purchasers or sales effected through agents,

•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales are permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $18,510.

DESCRIPTION OF SECURITIES TO BE REGISTERED.

General

Our authorized capital stock consists of 1,000,000,000 Shares of common stock, $0.001 par value per Share and 10,000,000 shares of preferred stock, par value $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 1,000,000,000 shares of common stock, $0.001 par value per share. Currently we have 47,990,000 common shares issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Wyoming for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of voting preferred stock, $0.001 par value per share. Currently we have 2,500,000 preferred shares issued and outstanding. Each preferred share equates to the vote of ten common shares. The shares of preferred stock are convertible to common shares, at the holder's election, at a rate of 10 common shares for each preferred share, provided they have been held for at least two years.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board, maintained by the NASD, upon the effectiveness of the registration statement of which this prospectus forms a part.

          There are several requirements for listing our shares on the NASDAQ bulletin board, including:

          * we must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

          * we must remain current in our filings;

          * we must find a member of FINRA to file a form 211 on our behalf. The information contained within form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with the NASD so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

We can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

No Broker Is Being Utilized In This Offering

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, the NASD’S corporate finance department must issue a “no objection” position on the terms of the underwriting compensation before the broker-dealer may participate in the offering.

No Escrow of Proceeds

There will be no escrow of any of the proceeds of this offering since the Company has already received all proceeds from its Private Placement. Accordingly, we already have use of all funds we have raised. These funds shall be non-refundable to subscribers except as may be required by applicable law.

Penny Stock Reform Act of 1990

The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure for trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Maddox Ungar Silberstein PLLC to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Overview

Our objective is to establish the Company as a distributor and producer operating in the independent motion picture field. The Company was incorporated in the State of Wyoming in May 2008 and has been capitalized by the Assets contributed by and acquired from its principal shareholders and others and we, presently, operate out of offices at 2140 Shattuck Avenue, Suite 210-2270, Berkeley, CA. 94704 provided by our majority shareholder. This office is not a permanent office and is not owned by the Company. LUX DIGITAL PICTURES, INC. currently operates as a producer, financier and distributor of motion pictures and is developing two related businesses concepts. The Company operates and intends to operate its businesses under separate names and divisions in an attempt to establish them as brand names (“brands”):

Midnight Movies is our US specialty theatrical distributor brand that provides limited, multi-market releases for independently produced feature films.

  It is the operating strategy of Midnight Movies to select and release its movies to niche theatrical markets using untraditional release platforms, such as “Midnight Shows”, “Matinee Only” and other limited exhibition formats that are supported by a mix of both conventional (trailers and posters) and unconventional (local radio promotions) marketing plans in order to minimize distribution costs and maximize theater revenues.

Midnight Movies’ initial release is “Night of the Living Dead 3D” (notld3d.com ), which had already been, initially released prior to being conveyed to Lux, and which has been distributed in a combination of regular runs and single, late show runs to specifically target the audience for this type of Picture. Although for this title certain, conventional advertising (newspaper, TV) was used in its major market launch, subsequent play dates capitalized on its known name, fun “3-D” experience appeal and a specifically targeted late night audience to produce excellent return on investment in single, late show theatrical engagements. “Night of the Living Dead 3D” is, currently, in release to the home video market (DVD) in the US and Canada via third party distributor license and it being sold to international markets, for all rights, via a third party sales agency agreement. The Company also has an interest (50%) in a video that was released in September 2008 that is also being distributed, via third party license, to both the domestic and international markets.  The Company expects its future releases will include family films that will be marketed via Matinee’s only and Concert Films that will be exhibited, exclusively on the theatrical “College Circuit”. The Company currently has just completed one new motion picture and has one in the final stages of production. The two (2) films are feature length documentary motion pictures that are specifically targeted to niche audiences. “Nightmares in Red, White and Blue”(completed October 2008) is based upon the book by the same title and tells the story of the evolution and history of the American horror film through interviews with prominent filmmakers, historians, film critics and others, historical footage and film clips of the best and most famous and infamous horror motion pictures ever produced. Interview participants include, John Carpenter, Joe Dante, George Romero, Darren Lynn Bousman, Roger Corman and many others. The picture is completed and the Company is now developing its distribution strategy. Concurrently in post production is “American Grindhouse: The History of the American Exploitation Film” a feature length documentary film by Elijah Drenner that chronicles, in a very entertaining way, the American exploitation films of the late 60’s and 70’s. “American Grindhouse” features interviews with many prominent and notorious characters from the era along with contemporary filmmakers such as John Landis and Fred Williamson. It also has incorporated extensive archival material and numerous film clips of the best examples of the genre. It is expected to be completed in June 2009 and ready for release in the fall of   2009.

ShortScreams.com is a proposed new internet business, which the Company is now developing but not yet operating, that will stream independently produced short horror, suspense and fantasy films, rank them by popularity and downloads and incubate their development into feature films. Like YouTube and other video content and socially active web portals that use viral marketing tools to reach known internet audiences, known more commonly as “web 2.0’, ShortScreams.com will, when operative, allow its members to view and upload an unlimited amount of content, provided it fits the genre, is not offensive or obscene, is under six minutes in length and they accept the terms and conditions of membership. All submitted content will be available at any time and featured on the site based on its popularity. The top ten (10) ranked film shorts will be developed into feature film screenplays and one (1) will be produced as a full length feature film. ShortScreams.com will create revenues both from its web traffic (web advertising sales),), the distribution of the site content (via third party license to online distributors) and from the motion picture product that it develops (new movies).). ShortScreams.com will launch in  2009 subject to the progress of the Company’s development and the Company, successfully, funding this operation, to a minimum of $500,000 in new capital, through a Secondary issuance of it shares. The amount of capital required and the potential dilution to shareholders has not yet been determined by the Company.

New Broadway Cinema is a proposed motion picture producer, distributor  and web portal (newbroadwaycinema.com), which the Company is currently developing, but not yet operating, that will exclusively produce and distribute film adaptations of established theatrical stage productions using the Company’s proprietary DigiTheater™ production process. DigiTheater is a filming process developed by the Company that films theater productions on stages that capture performances with only a green screen (‘green screen’) behind them so effects can be inserted later.

Capturing the intimacy and excitement of a live stage play or musical on film or video has long proved difficult. This has been due, primarily, to the distancing video or film creates in translating the medium, the limitations of the stage and sets and the fact that contemporary audiences have been conditioned to a much different video viewing experience. Although the very successful plays and musicals have long proved a good source of material for the movie industry, and there have been many successful versions of the big hits on film, these all have been separate artistic adaptations removed from the stage and created and designed solely for the motion picture medium. Directly filming a live stage presentation, with its original cast, sets and costumes, despite using multiple cameras and other filming advances and techniques, has not been able to produce a good video or film experience.

New Broadway Cinema will fuse the old (stage) and new (digital) to create a new “hybrid” kind of production which the Company has named DigiTheater. The original cast of the stage production and, in some instances certain props and stage dressings, are filmed, in performance, on an outside studio in front of a “green screen” (a large background screen that is solid green in color to allow digital effects to be inserted in post production.) The play’s full performance is captured by HD (High Definition) cameras via multiple takes, close-ups, re-takes and all other traditional video or film production filming methods while the cast receives specific direction and blocking instruction for the film version. All of the play’s or musical’s sets, backgrounds or other effects are then inserted digitally in post production resulting in a new  video form and film interpretation of the material. Many Hollywood pictures s are now shot exclusively using a green screen (“Sin City”, “300” etc.) and applying this concept to theater productions is a most natural progression of the technique and one which can be done on a very cost effective basis and which will now allow many more quality theater productions to be put on film and to be distributed and accessed in a commercial manner.

The Company expects New Broadway Cinema, subject to further development and raising minimum capitalization of $1,000,000, will distribute its product through both conventional motion picture channels and via newbroadwaycinema.com. Its first production is expected to go before the cameras in 2009, although no contracts or agreements for a production exist at this time, and provided the Company can capitalize this business concept through a Secondary offering of its common stock. The amount of capital required and potential further dilution to shareholders has not yet been determined by the Company.

The Company has also entered into agreement with Vega 7 Entertainment to acquire a 50% interest in Vega’s documentary motion picture entitled “Area 51: The Alien Interview” (”Video”) in exchange for shares of its common stock. The Video is being released to international markets commencing in September 2008 and is expected to be released in US home entertainment market in May 2009. The Company has accrued revenues from its interest in the Video in its first fiscal quarter of 2009, which ended November 30, 2008.. All accrued revenues are from international sales and not from any future anticipated US domestic sales.

Industry Overview

The worldwide motion picture industry is dominated by a handful of very large, fully integrated conglomerates that are focused, primarily, on capturing market share via the wide, international release of mega budgeted, branded films and sequels, Digital 3-D animation pictures and other, proven motion picture entertainment projects ( “tent pole  projects”) with their smaller (“specialty”) divisions taking responsibility for releasing, on a more limited basis, the less costly and smaller talent driven , (“execution dependent”) projects, which continues to divide the industry revenue “pie” into fewer and fewer pieces.

In recent years there has been a huge infusion of new, outside capital into the studio motion picture business, primarily allocated to the larger distributors, that has resulted in a glut of new productions and increased competition for audiences across all revenue streams. This fact, along with the greater consumer access to evolving digital technology, to both create and consume entertainment content, and the ever expanding distribution capacity of the World Wide Web presents challenges to content suppliers and distributors that now threatens many, current entertainment business models.

LUX DIGITAL PICTURES, INC. is cognizant of the intense competition and the industry trends and Management has attempted to devise its business strategy to exist and survive within the realities of this new marketplace.

Competition

There is significant competition in the world wide motion picture business. It is an industry that generates many billions of dollars in annual revenues from many exploitation and media sources such as theaters, home entertainment (DVD), television and now, ever increasing, online and digital channels.

It takes substantial sums of capital to compete in the entertainment business. Costs to produce and market general market, theatrical motion pictures is prohibitive to all but the most deep pocketed entities and individuals and there is no certain or consistent basis to, accurately, forecast success. All investments in the motion picture industry, even for the most sophisticated investors, are extremely risky and for every independent success story there are a thousand disappointments.

Although the Company does not intend to directly compete against the major film companies, and it will not attempt to finance any projects beyond the limited scope of its business plans and on emerging distribution opportunities, it still will have formidable competition from a wide range of smaller, independent financing, production and distribution entities, more established and, in some instances, better capitalized than the Company, which are attempting to produce and market motion picture product.

There currently exist hundreds of legitimate, viable independent movie companies, around the world, that will have the resources to compete with our Company for product, distribution capacity, financing and market share. The Company believes in its strategies and business concepts, however, there is competition for all audiences and the attention of all media consumers and there is no certainty that the Company will be able to compete, successfully, in this environment.

Regulation

Our businesses are regulated by governmental authorities in the jurisdictions in which we operate. Because of our international operations, we must comply with diverse and evolving regulations. Regulation relates to, among other things, management, licensing, foreign investment, use of confidential customer information and content. Our failure to comply with all applicable laws and regulations could result in, among other things, regulatory actions or legal proceedings against us, the imposition of fines, penalties or judgments against us or significant limitations on our activities. In addition, the regulatory environment in which we operate is subject to change. New or revised requirements imposed by governmental authorities could have adverse effects on us, including increased costs of compliance. Changes in the regulation of our operations or changes in interpretations of existing regulations by courts or regulators or our inability to comply with current or future regulations could adversely affect us by reducing our revenues, increasing our operating expenses and exposing us to significant liabilities. Our business involves risks of liability associated with entertainment content, which could adversely affect our business, financial condition or results of operations. As a developer and distributor of media content, we may face potential liability for any of:

defamation;·
invasion of privacy;·
copyright infringement;·
actions for royalties and accountings;·
trademark misappropriation;·
trade secret misappropriation;·
breach of contract;·
negligence; and/or·
other claims based on the nature and content of the materials distributed.

These types of claims have been brought, sometimes successfully, against broadcasters, publishers, merchandisers, online services and other developers and distributors of entertainment content. We could also be exposed to liability in connection with material available through our Internet sites. Any imposition of liability that is not covered by the limited liability insurance that we carry on our motion picture productions could have a material adverse effect on us.

Intellectual Property & Proprietary Rights

We regard substantial elements of our businesses and website as proprietary and we shall attempt to protect them by relying on copyright, trademark, service mark and trade secret laws, restrictions on disclosure and transferring title and other methods. The Company has been granted preliminary approval by the U.S. Patent Office for its “DigiTheater’ trademark.

Employees

We are a new, developing company and currently have only two part-time employees who do not have employment contracts and do not receive salaries: Ingo Jucht, who is also our sole officer and director and T. Joseph Coleman who is a Consultant to the Company. We look to Mr. Jucht and Mr. Coleman for their entrepreneurial skills and talents. It is Mr. Jucht who provided us our business plan. For a discussion of Mr. Jucht’s and Mr. Coleman’s experience, please see “Director, Executive Officers, Promoters and Control Persons.” Initially Mr. Jucht will coordinate all of our business operations. We plan to use consultants, attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees until business conditions indicate it an appropriate time to do so. We believe the use of non-salaried personnel will, initially, help us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees and other such employees as may be required and necessary to operate our businesses and as may be determined by management. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

Reports

As an issuer whose securities will be registered under section 12(g) of the Exchange Act, we will be required to file periodic reports with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or 1- 202-942-8090. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Bankruptcy or Receivership or Similar Proceedings

          None

Legal Proceedings

Neither the Company nor any of its officers, directors or beneficial shareholders (greater than 10%) are involved in any litigation or legal proceedings involving the business of the Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under the “Prospectus Summary,” “Risk Factors,” “Management Discussion and Analysis”, “Business Description” and elsewhere in this prospectus constitute forward-looking statements. The “safe harbor” for forward-looking statements does not apply to this offering since it is an initial public offering of our securities. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “intend”, “expects,” “plan,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

The following table and subsequent discussion contains the complete and accurate information concerning our directors and executive officers, their ages, term served and all of our officers and their positions, who will serve in the same capacity with us upon completion of the offering.

Name	Age	Term Served	Title / Position(s)
Ingo Jucht	36	Since inception	President/CEO and Sole Director

 There are no other persons nominated or chosen to become directors or executive officers nor do we have any employees other than above.

Ingo Jucht, is the founder and sole director of LUX DIGITAL PICTURES, INC. Mr. Jucht has been the president and chief executive since its inception.

Ingo Jucht, age 36, has been the Operating Manager of Lux Digital Pictures GmbH, the Company’s principal shareholder, overseeing all aspects of the Company’s operations for the past 4 years. Mr. Jucht is Executive Producer of the Company films: “Night of the Living Dead 3D”, “Nightmares in Red, White and Blue” and “American Grindhouse: The history of the American Exploitation Film”. Mr. Jucht is a graduate of the Kaskeline Film Akademie and, prior to joining Lux, he worked for 10 years in a variety of positions in the entertainment industry in Germany.

T. Joseph Coleman was the sole founder and CEO of Atlantic Entertainment Group an independent movie studio.. The company, between 1975-1989, distributed over 120 motion pictures and Mr. Coleman, personally, produced or executive produced 40 pictures including the  the 1978, Academy Award winning film, “Madam Rosa”. Mr. Coleman also  produced and  released “Extremities,” “Valley Girl,” and “Teen Wolf.” during this period. Mr. Coleman was also the founder of the RTV television network in 1998 and the former Chairman of the public Company Sun Network Group. Mr. Coleman is a member of the Academy of Motion Picture Arts and Sciences and is currently an industry consultant, based in Europe, with the Zurich Consulting Group. For the past five (5) years Mr. Coleman has been a consultant to Lux Digital Pictures, GmbH, Midnight Movies Entertainment, Inc, Gemeni Productions and RTV Media Corp and two other European based companies, Mr. Coleman served as an advisor to the Company on its acquisition of its initial assets and he has been provided shares for his services as a consultant to the Company.

 Our director will hold office until the next annual meeting of shareholders and the election and qualification of his successors. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

No officer, director, or persons nominated for such positions and no promoters or significant employee of LUX DIGITAL PICTURES, INC has been involved in legal proceedings that would be material to an evaluation of officers and directors.

Executive Compensation

        Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Ingo Jucht, CEO, and Chairman of the Board of Directors	2008	$0	0	0	0	0	0	0	$0

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through  April 3, 2009.

Compensation of Officers and Directors

We did not pay any salaries in 2008. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director.

Employment Agreements

We currently do not have any employment agreements in place with our officers or significant employees.

Indemnification of Directors and Officers

Except as permitted by the Wyoming Revised Statutes, the Company’s Articles of Incorporation do not provide for any additional or different indemnification procedures. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Company regarding which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims of indemnification. The Company has not obtained director’s and officer’s liability insurance, although the board of directors of the Company may determine to investigate and, possibly, acquire such insurance in the future.

Employment Agreements

We have not entered into any employment agreements with any of our employees, and employment arrangements are all subject at the discretion of our sole director, Ingo Jucht.

Conflict of Interest - Management’s Fiduciary Duties

Our director and officer or the Company’s primary Consultant may become, in their individual capacity, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Mr. Jucht is also the Operating Manager of Lux Digital Pictures, GmbH. Although all of the motion picture and entertainment industry assets of Lux Digital Pictures, GmbH have been acquired by and conveyed to Lux, there exist potential conflicts of interest including allocation of his time between LUX DIGITAL PICTURES, INC. and his other business activities and there is no agreement in place that restricts Mr. Jucht or Lux Digital Pictures, GmbH from entering into businesses competitive with the Company.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth, as of April 3, 2009, certain information with respect to the beneficial ownership of the common stock of our Company by each person who we know to be beneficial owner of more than 5% of any class or series of our capital stock, each of the directors and executive officers individually, and all directors and executive officers as a group. Unless otherwise indicated, each person named in this table has sole voting and investment power with respect to the shares beneficially owned.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Lux Digital Pictures GmbH, Ingo Jucht – Operating Manager Meerscheidtstr. 1 14057 Berlin Germany	38,000,000	79.2%

Common	Coleman Family Trust, T. Joseph Coleman and William H. Coleman Co-Trustees 10 Victoria Circle Norwood, MA. 02062	5,000,000	10.4%

Preferred	Lux Digital Pictures GmbH, Ingo Jucht – Operating Manager Meerscheidtstr. 1 14057 Berlin Germany	2,500,000	100%

Transfer Agent

We have engaged Manhattan Transfer Registrar Company to act as our stock registrar and transfer agent. Its address and telephone number is 57 Eastwood Road, Miller Place, NY 11764, (800) 786-0362. Up until engaging our transfer agent, we have acted as our own transfer agent and registrar.

RELATED PARTY TRANSACTIONS

All transactions that are reportable pursuant to Item 404(d)(1) are disclosed in this section.

Since inception, the following transactions were entered into:

On June 1, 2008 the Company acquired certain assets, including cash, motion picture rights, licenses, trademarks, copyrights, cash receivables, business concepts, domain names, brand rights use, ongoing business assets, a small loan and certain other misc rights and assets from Lux Digital Pictures GmbH through an issuance of 38,000,000of  its common shares and 2,500,000 of its preferred shares. The Company valued the assets conveyed and the past and present management contributions of one of its founding shareholders and principal manager at $19 2 , 402 which was equal to the historical cost basis of the assets conveyed. The Company conveyed stock to Lux Digital Pictures GmbH valued at $40,500 in exchange for such assets or $.001 per common and preferred share. These assets were acquired and recorded at the historical cost basis as this entity, as managed by Mr. Ingo Jucht, is to be one of our founding shareholders and is also our controlling shareholder.

On June 1, 2008 the Company acquired the right to certain national radio media (”media”) from RTV Media Corp through an issuance of 5,000,000 of its common shares and then, subsequently, the Company amended the agreement on November 3, 2008 to consist of total consideration of 2,000,000 of its common shares. The amendment was retroactive back to June 1, 2008.  The Company determined that the retail market value of the media was $200,000 and issued the shares based upon a $.001 per common share value exchange. RTV is not considered a founding shareholder.  Mr. Coleman, a Company consultant and shareholder, is a former employee of RTV Media Corp.

On June 1, 2008 the Company compensated one of its founding shareholders for prior contributed work and retained T. Joseph Coleman as a Consultant for the initial fiscal year of the Company through an issuance of 5,000,000 of its common shares. The Company valued the past and present contribution of Mr. Coleman services at $.001 per share. The Company acknowledges that Mr. Coleman’s contributions exceed the $5,000 in par valued shares that he has been provided as he has provided many hours in consulting, services as well as providing services relating to this Registration Statement, and assisting the Company in acquiring assets.

The Company’s principal shareholder provides office space to the Company, on a month to month basis. The office space is not of material value to the Company and shall be available to the Company until such time as it needs and establishes its permanent office. The amount does not exceed the lesser of $120,000 or one percent of the average of the Company's total assets at year end.

The Company has established its web site at: www.luxdigitalpictures.com

The Company has completed  Private Placement of 990,000 of its common shares to 36 individual shareholders, at a price of $.10 per share,  which provided $97,440 in cash to the Company.

All current shareholders acquired their shares with the intent to hold the shares for investment purposes, and not with a view to further resale or distribution, except as permitted under exemptions from registration requirements under applicable securities laws. That means that they may not sell such securities unless they are either registered with the sec and comparable agencies in the states or other jurisdictions where the purchasers reside, or are exempted from registration. The most widely used exemption from registration requirements is provided by sec Rule 144, which requires a six month holding period prior to resale, and limits the quantities of securities that can be sold during any 90 day periods.

The certificate has been issued with a restrictive legend required with respect to issuance of securities pursuant to exemptions from registration requirements under the Securities Act and the recipient acknowledged his understanding that the shares are restricted from resale unless they were either registered under the Securities Act and comparable state laws, or the transaction was effected in compliance with available exemptions from such registration requirements.

It is contemplated that we may enter into certain transactions with our sole director, Ingo Jucht, or affiliates which may involve conflicts of interest in that they will not be arms’ length transactions. We presently have no permanent office facilities but for the time being we will use as our business address the offices of Lux Digital Pictures GmbH, of which Mr. Jucht is the operating manager, on a rent free basis, until such time as our business operations may require more extensive facilities and we believe it an appropriate time to rent commercial office space. There is presently no formal written agreement for the use of such facilities, and no assurance that such facilities will be available to us on such a basis for any specific length of time.

All future transactions between us and our officers, directors or 5% shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of any independent, disinterested directors.

There are currently no related party transactions between Jucht or Coleman affiliates and LUX DIGITAL PICTURES, INC other than those disclosed herein. Further, LUX DIGITAL PICTURES, INC has not had any preliminary contact or discussions with Coleman or Jucht affiliates and there are no present plans, proposals, arrangements or understandings with these companies to enter into any future transactions.

DISCLOSURE OF PAYMENT OF SERVICES WITH SHARES OF COMMON STOCK

 Jillian Sidoti, for compensation for services rendered on the filing of this offering, shall receive 100,000 common shares valued at $.10 per share for a total value of $10,000. Such shares shall not be derived from the shares registered in this offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation contains provisions permitted under General Corporation Laws of Wyoming relating to the liability of directors. The provisions eliminate a director’s liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director’s duty of loyalty or acts or omissions, which involve intentional misconduct, or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by General Corporation Laws of Wyoming. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

We are subject to the State of General Corporation Laws of Wyoming. In general, the statute prohibits a publicly held Wyoming corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

As permitted by Wyoming law, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors.

We undertake the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

REPORTS TO SECURITY HOLDERS

LUX DIGITAL PICTURES, INC. is not a reporting issuer under the Securities Exchange Act of 1934. As a result of this offering, we will become subject to the informational requirements of the 1934 Act for a period of at least one fiscal year.

FINRA requires that all issuers maintaining quotations of their securities on the OTC Bulletin Board file periodic reports under the 1934 Act. In order to maintain such a quotation, we will have to register our securities under the 1934 Act on form 8-A or form 10.

We may cease filing periodic reports with the Securities and Exchange Commission if:

*	We have less than 300 stockholders of record; or

*	We have less than 500, but more than 300, stockholders of record, and our total assets did not exceed $10 million on the last day of each of our three most recent fiscal years.

  Because of the requirement that we file periodic reports in order to have our common stock quoted on the OTC Bulletin Board, we do not intend to suspend our reporting obligations in the foreseeable future.

The public may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F St,, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

We intend to furnish to our stockholders annual reports containing financial statements audited and reported upon by our independent accounting firm, and such other periodic reports as we may determine to be appropriate or as may be required by law.

FINANCIAL STATEMENTS
LUX DIGITAL PICTURES, INC.

AUGUST 31, 2008

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Lux Digital Pictures, Inc.
Berkley, California

We have audited the accompanying balance sheet of Lux Digital Pictures, Inc. as of August 31, 2008, and the related statements of operations, stockholders’ equity and cash flows from May 6, 2008 (date of inception) to August 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lux Digital Pictures, Inc. as of August 31, 2008, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 8 to the financial statements, an error resulting on understatement of previously reported film cost amortization and an overstatement of income tax expense as of August 31, 2008 was discovered by management of the Company and the financial statements have been restated to correct this error.

/s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC
Bingham Farms, Michigan
December 14, 2008

LUX DIGITAL PICTURES, INC.
BALANCE SHEET  (restated)
AS OF AUGUST 31, 2008

ASSETS
Current Assets
Cash	$252,461
Accounts receivable	49,500
Prepaid advertising	100,000
Total Current Assets	401,961

Other Assets
Unamortized film costs, net	445,214

TOTAL ASSETS	$847,175

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$22,514
Accrued taxes	9,700
Estimated costs to complete films	64,000
Reserve for residuals and participants	7,500
Note payable – stockholder	15,050
Total Current Liabilities	118,764

STOCKHOLDERS’ EQUITY
Common stock (1,000,000,000 shares authorized; $.001 par value; 47,990,000 shares issued and outstanding)	47,990
Preferred stock (10,000,000 shares authorized; $.001 par value; 2,500,000 shares issued and outstanding)	2,500
Paid in capital	644,352
Retained earnings	33,569
Total Stockholders’ Equity	728,411

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$847,175
The accompanying notes are an integral part of the financial statements.

LUX DIGITAL PICTURES, INC.
STATEMENT OF OPERATIONS (restated)
FROM MAY 6, 2008 (DATE OF INCEPTION) TO AUGUST 31, 2008

Gross Revenues	$193,002

Operating Expenses
General	26,045
Amortization of film costs	23,688
Impairment of advertising asset	100,000
Total Operating Expenses	149,733

Net Income Before Provision for Income Taxes	43,269

Provision for Income Taxes	9,700

Net Income	$33,569

Weighted average number of common shares outstanding for the period	37,872,069

Net Income per share	$0.00

The accompanying notes are an integral part of the financial statements.

LUX DIGITAL PICTURES, INC.
STATEMENT OF STOCKHOLDERS’ EQUITY (restated)
AS OF AUGUST 31, 2008

	Common Stock		Preferred Stock
	Shares	Amount	Shares	Amount	Additional Paid in Capital	Retained Earnings	Total
Beginning balance,May 6, 2008	-0-	$0	-0-	$0	$0	$0	$0
Issuance of common stock, private placement, June 2008	990,000	990			96,450		97,440
Issuance of common and preferred stock to related party acquire assets,June 1, 2008	38,000,000	38,000	2,500,000	2,500	151,902		192,402
Issuance of common stock toacquire radio media, June 1, 2008	2,000,000	2,000			198,000		200,000
Issuance of common stock tofounder for film assets and future consulting services, June 1,	5,000,000	5,000					5,000
Issuance of common stock toacquire film assets, June 1, 2008	2,000,000	2,000			198,000		200,000
Net income for the period endedAugust 31, 2008						33,569	33,569
Balance, August 31, 2008	47,990,000	$47,990 2	500.000	$2,500	$644,352	$33,569	$728,411

The accompanying notes are an integral part of the financial statements.

LUX DIGITAL PICTURES, INC.
STATEMENT OF CASH FLOWS (restated)
FROM MAY 6, 2008 (DATE OF INCEPTION) TO AUGUST 31, 2008

Cash Flows from Operating Activities:
Net income for the period	$33,569
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Non-cash prepaid advertising impairment charge	100,000
Stock issued to acquire film assets	397,402
Amortization of film assets	23,688
Changes in Assets and Liabilities
(Increase) in accounts receivable	(49,500)
(Increase) in unamortized film costs	(468,902)
Increase in accounts payable	22,514
Increase in accrued taxes	9,700
Increase in estimated costs to complete films	64,000
Increase in reserve for residuals and participants	7,500
Net Cash Provided by Operating Activities	139,971

Cash Flows from Financing Activities:
Sales of common stock	97,440
Loan from stockholder	15,050
Net Cash Provided by Financing Activities	112,490

Net Increase in Cash and Cash Equivalents	252,461

Cash and Cash Equivalents – Beginning	0

Cash and Cash Equivalents – Ending	$252,461

Supplemental Cash Flow Information:

Cash Paid for Interest	$0
Cash Paid for Income Taxes	$0

Supplemental Disclosure of Non-Cash Activities:
Advertising rights acquired for common stock	$200,000
Film rights acquired for common stock	$397,402

The accompanying notes are an integral part of the financial statements.

LUX DIGITAL PICTURES, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2008

NOTE 1: NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

The Company

Lux Digital Pictures, Inc. was incorporated on May 6, 2008 under the laws of the State of Wyoming. Lux Digital Pictures, Inc. is referred to herein as the "Company".

The Company operates in the entertainment industry; specifically, in connection with the development, production, marketing and distribution of digital films.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash Equivalents

For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

Revenue consists substantially of fees earned from movies and videos that we have interests in. We recognize revenue from a sale or licensing arrangement of a film when all of the following conditions are met: persuasive evidence of a sale or licensing arrangement with a customer exists; the film is complete and, in accordance with the terms of the arrangement, has been delivered or is available for immediate and unconditional delivery; the license period of the arrangement has begun and the customer can begin its exploitation, exhibition, or sale; the arrangement fee is fixed or determinable; and collection of the arrangement fee is reasonably assured.

Unamortized Film Costs

Unamortized film costs consist of investments in films which include the costs of completed films which have been produced by the Company . The costs include all direct production and financing costs and production overhead. Costs of acquiring and producing films are amortized using the individual-film-forecast method, whereby these costs are amortized and participation and residual costs are accrued in the proportion that current year’s revenue bears to management’s estimate of ultimate revenue at the beginning of the current year expected to be recognized from the exploitation, exhibition or sale of the films.

Ultimate revenue includes estimates over a period not to exceed ten years following the date of initial release. Unamortized film costs are stated at the lower of amortized cost or estimated fair value on an individual film basis. The valuation of investment in films is reviewed on a title-by-title basis, when an event or changes in circumstances indicates that the fair value of a film is less than its unamortized cost. The fair value of the film is determined using management’s.

LUX DIGITAL PICTURES, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2008

NOTE 1: NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Unamortized Film Costs (continued)

future revenue and cost estimates. Additional amortization is recorded in the amount by which the unamortized costs exceed the estimated fair value of the film. Estimates of future revenue involve measurement uncertainty and it is therefore possible that reductions in the carrying value of investment in films may be required as a consequence of changes in management’s future revenue estimates. See Note 2.

Advertising

The Company, in accordance with AICPA Standard of Position 93-7 “Reporting on Advertising Costs”, reports the costs of future economic benefits that it expects will result from some or all advertising as assets when the costs are incurred and amortizes the costs to expense in the current and subsequent periods, as the advertising takes place. If it determined that advertising that has been paid for will not be used, then expense is recorded at the time of that determination.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and accounts receivable, accounts and notes payable, and certain other liabilities. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

The Company has adopted Statements of Financial Accounting Standards ("SFAS") No. 109 - "Accounting for Income Taxes". SFAS No. 109 requires the use of the asset and liability method of accounting of income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We evaluate deferred tax assets to determine whether it is more likely than not that they will be realized. To the extent we believe that realization is not likely, we establish a valuation allowance. See Note 6.

Basic and Diluted Income Per Share

In accordance with SFAS No. 128 - "Earnings Per Share", the basic earnings per common share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding. Diluted earnings per common share is computed similar to basic earnings per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At August 31, 2008  the Company had no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

LUX DIGITAL PICTURES, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2008

NOTE 1: NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Comprehensive Income

The Company has adopted SFAS 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholder’s Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the results of its operations, financial position or cash flow.

NOTE 2: UNAMORTIZED FILM COSTS

Unamortized Film Costs at August 31, 2008 include:
Film asset purchases	$397,402
Production contracts	26,000
Media insurance and legal opinion	38,000
SAG residuals	7,500
468,902
Less: amortization expense	(23,688)
Unamortized Film Costs, net	$445,214

The remaining unamortized film costs assigned to film asset purchases include costs for the completed film Night of the Living Dead 3D, two films in production, Nightmares in Red, White and Blue and American Grindhouse, and a 50% interest in Vega 7 Entertainment’s documentary motion picture entitled “Area 51: The Alien Interview”.

The $397,402 for film asset purchases arose from common and preferred stock issued in exchange for these assets and cash paid by the principal Company shareholder to acquire Night of the Living Dead 3D and the two films in production. We acquired our 50% interest in Area 51: The Alien Interview for 2,000,000 shares of our common stock valued at $.10 per share.  This $200,000 cost of acquisition is included in the $397,402 for film asset purchases.

Night of the Living Dead 3D has provided the majority of all Company revenues to date, and our total cost of this film was $59,221. We began amortization of the Night of the Living Dead 3D film costs in the period ended August 31, 2008, and recorded amortization totaling $23,688.  We expect to record approximately $18,000 of additional amortization of this film in the year ended August 31, 2009 with the remaining costs amortized in the year ended August 31, 2010 . We expect to begin amortizing the costs of the two partially completed films upon their initial release dates or August 31, 2009 , whichever is earlier. The release date of a film will always be subsequent to its completion date. As of August 31, 2008 the Company had unpaid “production contracts” to the two producers of the Company ’s partially completed films and has estimated the costs it will have to pay to its lawyers and to acquire full media insurance to complete the films.

LUX DIGITAL PICTURES, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2008

NOTE 3: PREPAID ADVERTISING

The Company acquired rights to radio media from RTV Media Corp. on June 1, 2008 in exchange for 2,000,000 shares of common stock, which we valued at $.10 per share. The Company was assigned rights to receive certain radio media, approximately 1,000 sixty second ads or 2,000 thirty second ads, or some combination of both on a national radio network. At August 31 , 2008 we estimated that only $100,000 of the media rights would be used in the future, and due to this, the asset has been determined to be impaired and an expense of $100,000 has been recognized. Management believes that this impairment adjustment is a one-time charge and will not be recurring in subsequent periods. The current carrying value of the prepaid advertising is $100,000.

NOTE 4: NOTE PAYABLE – SHAREHOLDER

The Company’s principal shareholder, Lux Digital Pictures GmbH loaned the Company $15,050 on May 29, 2008 . The loan is unsecured, interest free and due on demand.

NOTE 5: STOCKHOLDERS’ EQUITY

The Company issued both common and preferred stock during the period ended August 31, 2008 . 2,000,000 shares of common stock were issued in exchange for future radio media initially valued at $200,000. Another 2,000,000 shares of common stock were issued in exchange for a completed but unexploited film valued at $200,000. Also, 990,000 shares of common stock were issued in a private placement for total proceeds of $97,440. The remaining 43,000,000 shares of common stock and 2,500,000 shares of preferred stock were issued to the founders of the Company in exchange for the rights to film assets, a number of "brands", domain names and other assets valued at $197,402, which was the historical cost of these assets to the founders, and for consulting services. The amount of shares issued for these assets was arrived at through negotiations and management believes the fair values of these assets are equal to or greater than the values assigned.

The 2,500,000 shares of preferred stock are convertible to common shares, at the holder's election, at a rate of 10 common shares for each preferred share, provided they have been held for at least two years.

NOTE 6 – INCOME TAXES

The components of the provision for income taxes, all of which are current liabilities, at August 31, 2008 are as follows:

Provision for income taxes attributable to:
Federal corporate income tax	$5,900
State corporate income tax	3,800
Total	$9,700

LUX DIGITAL PICTURES, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2008

NOTE 7 – REGISTRATION STATEMENT EXPENSES

The Company will bear all expenses in connection with the filing of a Registration Statement to register the shares of its Private Placement shareholders. The Company estimates the total costs will be as follows:

SEC Registration Fee	$10
Printing and shipping expenses	2,000
Legal fees and expenses	5,000
Accounting fees	8,000
Transfer agent fees and related expenses	3,500
Total costs	$18,510

The accounting fees relate to the audit of the Company ’s financial statements for the period ended August 31, 2008 and are reflected in the expenses for the period ended August 31, 2008 . The remaining estimated offering expenses of $14,101 will be expensed when incurred.

NOTE 8 – FINANCIAL STATEMENT RESTATEMENT

The Company, to correct an error, has revised its financial statements originally issued in the Form S-1 as of and for the period ended August 31, 2008 that contained an audit report letter dated September 5, 2008 .  The balance sheet restatements related to a) the recording of $23,688 of amortization of film costs, which reduced our total assets by $23,688; b) a decrease of $8,000 in the Company ’s accrued taxes, which reduced our total liabilities by $8,000; and c) a reduction in our retained earnings of $15,688.  The statement of operations restatements related to the recording of amortization expense of $23,688 related to the film costs and a reduction in provision for income taxes of $8,000.  These two revisions resulted in the Company ’s net income being reduced to $33,569 from $49,257.

LUX DIGITAL PICTURES, INC.

NOVEMBER 30, 2008

CONTENTS

Financial Statements

Balance Sheets as of November 30, 2008 (unaudited) and August 31, 2008 (audited)	F-12

Statement of Operations for the three months ended November 30, 2008 (unaudited)	F-13

Statement of Stockholders’ Equity as of November 30, 2008 (unaudited)	F-14

Statement of Cash Flows for the three months ended November 30, 2008 (unaudited)	F-15

Notes to the Financial Statements	F-16 to F-20

LUX DIGITAL PICTURES, INC.
BALANCE SHEETS
AS OF NOVEMBER 30, 2008 AND AUGUST 31, 2008

	November 30, 2008 (unaudited)	August 31, 2008 (audited)
ASSETS
Current Assets
Cash	$195,711	$252,461
Accounts receivable	98,400	49,500
Prepaid advertising	100,000	100,000
Total Current Assets	394,111	401,961

Other Assets
Unamortized film costs, net	440,714	445,214

TOTAL ASSETS	$834,825	$847,175

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$12,499	$22,514
Accrued taxes	15,700	9,700
Estimated costs to complete films	34,918	64,000
Reserve for residuals and participants	7,500	7,500
Note payable - stockholder	15,050	15,050
Total Current Liabilities	85,667	118,764

STOCKHOLDERS’ EQUITY
Common stock (1,000,000,000 shares authorized; $.001 par value; 47,990,000 shares issued and outstanding)	47,990	47,990
Preferred stock (10,000,000 shares authorized; $.001 par value; 2,500,000 shares issued and outstanding)	2,500	2,500
Paid in capital	644,352	644,352
Retained earnings	54,316	33,569
Total Stockholders’ Equity	749,158	728,411

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$834,825	$847,175

The accompanying notes are an integral part of the financial statements.

LUX DIGITAL PICTURES, INC.
STATEMENT OF OPERATIONS (unaudited)
FOR THE THREE MONTHS ENDED NOVEMBER 30, 2008

Gross Revenues	$60,071

Operating Expenses
General	28,824
Amortization of film costs	4,500
Impairment of advertising asset	0
Total Operating Expenses	33,324

Net Income Before Provision for Income Taxes	26,747

Provision for Income Taxes	6,000

Net Income	$20,747

Weighted average number of common shares outstanding for the period	47,990,000

Net Income per share	$0.00

The accompanying notes are an integral part of the financial statements.

LUX DIGITAL PICTURES, INC.
STATEMENT OF STOCKHOLDERS’ EQUITY (unaudited)
AS OF NOVEMBER 30, 2008

	Common Stock		Preferred Stock		Additional	Retained
	Shares	Amount	Shares	Amount	Paid in Capital	Earnings	Total

Beginning Balance, May 6, 2008	-0-	$0	-0-	$0	$0	$0	$0

Issuance of common stock, private placement, June 2008	990,000	990	-	-	96,450	-	97,440

Issuance of common and preferred stock to related party to acquire assets, June 1, 2008	38,000,000	38,000	2,500,000	2,500	151,902	-	192,402

Issuance of common stock to acquire radio media, June 1, 2008	2,000,000	2,000	-	-	198,000	-	200,000

Issuance of common stock to founder for film assets and future consulting services, June 1, 2008	5,000,000	5,000	-	-	-	-	5,000

Issuance of common stock in exchange for film assets, June 1, 2008	2,000,000	2,000	-	-	198,000	-	200,000

Net income for the period ended August 31, 2008	-	-	-	-	-	33,569	33,569

Ending Balance, August 31, 2008	47,990,000	47,990	2,500,000	2,500	644,352	33,569	728,411

Net income for the three months ended November 30, 2008	-	-	-	-	-	20,747	20,747

Ending Balance, November 30, 2008	47,990,000	$47,990	2,500,000	$2,500	$644,352	$54,316	$749,158

The accompanying notes are an integral part of the financial statements.

LUX DIGITAL PICTURES, INC.
STATEMENT OF CASH FLOWS (unaudited)
FOR THE THREE MONTHS ENDED NOVEMBER 30, 2008

Cash Flows from Operating Activities:
Net income for the period	$20,747
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Non-cash prepaid advertising impairment charge	0
Stock issued to acquire film assets	0
Amortization of film assets	4,500
Changes in Assets and Liabilities
(Increase) in accounts receivable	(48,900)
(Increase) in unamortized film costs	0
Increase (decrease) in accounts payable	(10,015)
Increase in accrued taxes	6,000
Increase (decrease) in estimated costs to complete films	(29,082)
Increase in reserve for residuals and participants	0
Net Cash Provided by Operating Activities	(56,750)

Cash Flows from Financing Activities:
Sales of common stock	0
Loan from stockholder	0
Net Cash Provided by Financing Activities	0

Net Increase (Decrease) in Cash and Cash Equivalents	(56,750)

Cash and Cash Equivalents – Beginning	252,461

Cash and Cash Equivalents – Ending	$195,711

Supplemental Cash Flow Information:

Cash Paid for Interest	$0
Cash Paid for Income Taxes	$0

Supplemental Disclosure of Non-Cash Activities:

Advertising rights acquired for common stock	$0
Film rights acquired for common stock	$0

The accompanying notes are an integral part of the financial statements.

LUX DIGITAL PICTURES, INC.
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2008

NOTE 1: NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
The Company

Lux Digital Pictures, Inc. was incorporated on May 6, 2008 under the laws of the State of Wyoming. Lux Digital Pictures, Inc. is referred to herein as the "Company".

The Company operates in the entertainment industry; specifically, in connection with the development, production, marketing and distribution of digital films.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Basis of Presentation

Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. We believe that the disclosures are adequate to make the financial information presented not misleading. These condensed financial statements should be read in conjunction with the audited financial statements and the notes thereto as of and for the period ended August 31, 2008. All adjustments were of a normal recurring nature unless otherwise disclosed. In the opinion of management, all adjustments necessary in order to make the financial statements not misleadinghave been included. The results of operations for such interim periods are not necessarily indicative of the results for the full year.

Cash Equivalents

For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

Revenue consists substantially of fees earned from movies and videos that we have interests in. We recognize revenue from a sale or licensing arrangement of a film when all of the following conditions are met: persuasive evidence of a sale or licensing arrangement with a customer exists; the film is complete and, in accordance with the terms of the arrangement, has been delivered or is available for immediate and unconditional delivery; the license period of the arrangement has begun and the customer can begin its exploitation, exhibition, or sale; the arrangement fee is fixed or determinable; and collection of the arrangement fee is reasonably assured.

LUX DIGITAL PICTURES, INC.
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2008

NOTE 1: NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Unamortized Film Costs

Unamortized film costs consist of investments in films which include the costs of completed films which have been produced by the Company. The costs include all direct production and financing costs and production overhead. Costs of acquiring and producing films are amortized using the individual-film-forecast method, whereby these costs are amortized and participation and residual costs are accrued in the proportion that current year’s revenue bears to management’s estimate of ultimate revenue at the beginning of the current year expected to be recognized from the exploitation, exhibition or sale of the films.

Ultimate revenue includes estimates over a period not to exceed ten years following the date of initial release. Unamortized film costs are stated at the lower of amortized cost or estimated fair value on an individual film basis. The valuation of investment in films is reviewed on a title-by-title basis, when an event or changes in circumstances indicates that the fair value of a film is less than its unamortized cost. The fair value of the film is determined using management’s future revenue and cost estimates. Additional amortization is recorded in the amount by which the unamortized costs exceed the estimated fair value of the film. Estimates of future revenue involve measurement uncertainty and it is therefore possible that reductions in the carrying value of investment in films may be required as a consequence of changes in management’s future revenue estimates. See Note 2.

Advertising

The Company, in accordance with AICPA Standard of Position 93-7 “Reporting on Advertising Costs”, reports the costs of future economic benefits that it expects will result from some or all advertising as assets when the costs are incurred and amortizes the costs to expense in the current and subsequent periods, as the advertising takes place. If it determined that advertising that has been paid for will not be used, then expense is recorded at the time of that determination.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and accounts receivable, accounts and notes payable, and certain other liabilities. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

The Company has adopted Statements of Financial Accounting Standards ("SFAS") No. 109 - "Accounting for Income Taxes". SFAS No. 109 requires the use of the asset and liability method of accounting of income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using

LUX DIGITAL PICTURES, INC.
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2008

NOTE 1: NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (continued)

enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We evaluate deferred tax assets to determine whether it is more likely than not that they will be realized. To the extent we believe that realization is not likely, we establish a valuation allowance. See Note 6.

Basic and Diluted Income Per Share

In accordance with SFAS No. 128 - "Earnings Per Share", the basic earnings per common share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding. Diluted earnings per common share is computed similar to basic earnings per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At November 30, 2008 the Company had no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

Comprehensive Income

The Company has adopted SFAS 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholder’s Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the results of its operations, financial position or cash flow.

NOTE 2: UNAMORTIZED FILM COSTS

Unamortized Film Costs include:

	November 30, 2008	August 31, 2008
Film asset purchases	$397,402	$397,402
Production contracts	26,000	26,000
Media insurance and legal opinion	38,000	38,000
SAG residuals	7,500	7,500
	468,902	468,902
Less: amortization expense	(28,188)	(23,688)
Unamortized Film Costs, net	$440,714	$445,214

LUX DIGITAL PICTURES, INC.
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2008

NOTE 2: UNAMORTIZED FILM COSTS (continued)

The remaining unamortized film costs assigned to film asset purchases include costs for the completed film Night of the Living Dead 3D, two films in production, Nightmares in Red, White and Blue and American Grindhouse, and a 50% interest in Vega 7 Entertainment’s documentary motion picture entitled “Area 51: The Alien Interview”.

The $397,402 for film asset purchases arose from common and preferred stock issued in exchange for these assets and cash paid by the principal Company shareholder to acquire Night of the Living Dead 3D and the two films in production. We acquired our 50% interest in Area 51: The Alien Interview for 2,000,000 shares of our common stock valued at $.10 per share. This $200,000 cost of acquisition is included in the $397,402 for film asset purchases.

Night of the Living Dead 3D has provided the majority of all Company revenues to date, and our total cost of this film was $59,221. We began amortization of the Night of the Living Dead 3D film costs in the period ended August 31, 2008, and recorded amortization totaling $23,688. We expect to record approximately $18,000 of amortization of this film in the year ended August 31, 2009 and have recorded $4,500 for the period ended November 30, 2008. The remaining costs will be amortized in the year ended August 31, 2010. We expect to begin amortizing the costs of American Grindhouse upon its initial release date or August 31, 2009, whichever is earlier. We expect to begin amortizing the costs of Nightmares in Red, White and Blue, which was completed in October 2008, upon its initial release date or August 31, 2009, whichever is earlier. The release date of a film will always be subsequent to the completion date. At November 30, 2008 and August 31, 2008 the Company had unpaid “production contracts” to the two producers of American Grindhouse and Nightmares in Red, White and Blue and has estimated the costs it will have to pay to its lawyers and to acquire full media insurance.

NOTE 3: PREPAID ADVERTISING

The Company acquired rights to radio media from RTV Media Corp. on June 1, 2008 in exchange for 2,000,000 shares of common stock, which we valued at $.10 per share. The Company was assigned rights to receive certain radio media, approximately 1,000 sixty second ads or 2,000 thirty second ads, or some combination of both on a national radio network. At August 31, 2008 we estimated that only $100,000 of the media rights would be used in the future, and due to this, the asset has been determined to be impaired and an expense of $100,000 has been recognized. Management believes that this impairment adjustment is a one-time charge and will not be recurring in subsequent periods. The carrying value at November 30, 2008 of the prepaid advertising is $100,000.

NOTE 4: NOTE PAYABLE – SHAREHOLDER

The Company’s principal shareholder, Lux Digital Pictures GmbH loaned the Company $15,050 on May 29, 2008. The loan is unsecured, interest free and due on demand.

LUX DIGITAL PICTURES, INC.
NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2008

NOTE 5: STOCKHOLDERS’ EQUITY

The Company issued both common and preferred stock during the period ended August 31, 2008. 2,000,000 shares of common stock were issued in exchange for future radio media initially valued at $200,000. Another 2,000,000 shares of common stock were issued in exchange for a completed but unexploited film valued at $200,000. Also, 990,000 shares of common stock were issued in a private placement for total proceeds of $97,440. The remaining 43,000,000 shares of common stock and 2,500,000 shares of preferred stock were issued to the founders of the Company in exchange for the rights to film assets, a number of "brands", domain names and other assets valued at $197,402, which was the historical cost of these assets to the founders, and for future consulting services. The amount of shares issued for these assets was arrived at through negotiations and management believes the fair values of these assets are equal to or greater than the values assigned.

The 2,500,000 shares of preferred stock are convertible to common shares, at the holder's election, at a rate of 10 common shares for each preferred share, provided they have been held for at least two years.

There was no additional stock issued during the period ended November 30, 2008.

NOTE 6 – INCOME TAXES

The components of the provision for income taxes are as follows:

Provision for income taxes attributable to:	November 30, 2008	August 31, 2008
Federal corporate income tax	$3,600	$5,900
State corporate income tax	2,400	3,800
Total	$6,000	$9,700

NOTE 7 – REGISTRATION STATEMENT EXPENSES

The Company will bear all expenses in connection with the filing of a Registration Statement to register the shares of its Private Placement shareholders. The Company estimates the total costs will be as follows:

SEC Registration Fee	$10
Printing and shipping expenses	2,000
Legal fees and expenses	5,000
Accounting fees	8,000
Transfer agent fees and related expenses	3,500
Total costs	$18,510

The accounting fees relate to the audit of the Company’s financial statements for the period ended August 31, 2008 and were reflected in the expenses for the period ended August 31, 2008. The remaining estimated offering expenses of $14,101 will be expensed when incurred.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

We were incorporated in Wyoming on May 6, 2008 and we have elected, for the purpose of filing our Registration Statement with the SEC and preparing our audit, August 31, 2008 as our fiscal year end.

We are developers, financiers, producers and distributors of motion pictures and related entertainment products. We intend to operate our businesses under several names, including Lux Digital Pictures, Midnight Movies, Short Screams, New Broadway Cinema and DigiTheater. We have been, initially, capitalized through the acquisition of Assets from our founding shareholders, outside producers, a shareholder loan, cash flows from the distribution of our film product and the proceeds from a Private Placement offering.

In our initial, approximately, four (4) months of operation we had Gross revenues of $193,002, derived primarily from the distribution of one (1) motion picture, Total Operating Expenses of $149,733 consisting of General Operating Expenses of $26,045, amortization costs for one film of $23,688 and, a write-down of $100,000 as a result of an impairment of an advertising asset. Net Income was $33,569 after factoring a $9,700 provision for Income Taxes. In the Company’s first three (3) months of Operation, for its initial Quarter of its fiscal year 2009, the Company had Gross Revenues of $60,071, derived primarily from its interest in an acquired documentary film and the ongoing distribution of one (1) motion picture, Total Operating Expenses of $33,324 consisting of General Operating Expenses of $28,824 and $4,500 in amortization costs for one film. Net Income was $20,747 after factoring a $6,000 provision for Income Taxes. It is the intention of the Company to continue to develop and distribute its entertainment Assets, however, there is no assurance the Company will continue to generate Net Income over the long term.

As of August 31, 2008 the Company had $252,461 of cash on hand, Total Assets of $847,175 and Total Current Liabilities of $118,764 of which its principal obligation was to complete two (2) of its motion pictures. As of November 30, 2008 the Company had $195,711 of cash on hand, Total Assets of $834,825 and Total Current Liabilities of $85,667 of which its principal obligation is to complete the one (1) unfinished motion picture remaining in post production. The Company’s cash decreased by $56,750 in the Quarter due primarily to expenditures to complete production of its films, certain start-up administrative expenditures and its inability to collected and apply an international receivable during the period. The receivable remains on the books as an international sub licensee (Italy) has delayed delivery and release of the film, Night of the Living Dead 3D,  until June 2009 and the Company expects to receive payment at that time. The contract remains intact and in place and the only impact to the Company is that the collection is deferred.

The Company believes that it has sufficient capital to operate over the next twelve (12) months.

Significant Accounting Policies and Estimates

Management’s Discussion and Analysis of Financial Condition and Results of Operations discusses the Company’s consolidated financial statements which have been prepared in accordance with accounting principals generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates and judgments on historical experiences and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

Revenue consists substantially of fees earned from movies and videos that we have interests in. We recognize revenue from a sale or licensing arrangement of a film when all of the following conditions are met: persuasive evidence of a sale or licensing arrangement with a customer exists; the film is complete and, in accordance with the terms of the arrangement, has been delivered or is available for immediate and unconditional delivery; the license period of the arrangement has begun and the customer can begin its exploitation, exhibition, or sale; the arrangement fee is fixed or determinable; and collection of the arrangement fee is reasonably assured.

Unamortized Film Costs

Unamortized film costs consist of investments in films which include the costs of completed films which have been produced by us. The costs include all direct production and financing costs and production overhead. Costs of acquiring and producing films are amortized using the individual-film-forecast method, whereby these costs are amortized and participation and residual costs are accrued in the proportion that current year’s revenue bears to management’s estimate of ultimate revenue at the beginning of the current year expected to be recognized from the exploitation, exhibition or sale of the films.

Ultimate revenue includes estimates over a period not to exceed ten years following the date of initial release. Unamortized film costs are stated at the lower of amortized cost or estimated fair value on an individual film basis. The valuation of investment in films is reviewed on a title-by-title basis, when an event or changes in circumstances indicates that the fair value of a film is less than its unamortized cost. The fair value of the film is determined using management’s future revenue and cost estimates. Additional amortization is recorded in the amount by which the unamortized costs exceed the estimated fair value of the film. Estimates of future revenue involve measurement uncertainty and it is therefore possible that reductions in the carrying value of investment in films may be required as a consequence of changes in management’s future revenue estimates.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires us to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Results of Operations

For the period commencing May 6, 2008 (Inception) to August 31, 2008 AND THE PERIOD COMMENCING SEPTEMBER 1, 2008 TO NOVEMBER 30, 2008

For the, approximately, four (4) months of initial operations ending August 31, 2008 Gross Revenues were $193,002. Revenues were, primarily, generated from the distribution of a motion picture through two (2) existing licenses plus $366.26 in Non- Operating interest income from its business money market account. There is no prior period in which to compare.

Total Operating Expenses, for the period, were $149,733 consisting of $26,045 in general expenses for certain marketing and distribution costs in connection with film product, web site design expenses and accounting charges. a charge of $23,688 for the amortization of one of the Company’s films and a write down of the value of a radio media asset, it had acquired for stock, by a factor of 50% resulting in an impairment charge of $100,000.

 After factoring a provision for Income Tax of $9,700 the Company posted Net Income of $33,569 for its initial period of operation.

For its first three (3) months of operation in Fiscal year 2009 ending November 30, 2008 Gross Revenues were $60,071. Revenues were, primarily, generated from the Company’s interest in a Video distributed by a third party and the ongoing distribution of a motion picture under an existing license plus $685.97 in Non-Operating interest income from its business money market account. There is no prior period in which to compare. The Company has accrued revenues from its interest in the Video in its first fiscal quarter of 2009, which ended November 30, 2008. All accrued revenues are from international sales and not from any future anticipated US domestic sales.

Total Operating Expenses for the period were $33,324 consisting of $28,824 in general expenses incurred for various administrative and management expenses including office costs, legal, accounting, travel, dues and bank charges and a charge of $4,500 for amortization of one of the Company’s films.

After factoring a provision for Income Tax of $6,000 the Company posted Net Income of $20,747 for the period.

Liquidity and Capital Resources

As of the period ending August 31, 2008 the Company had cash on hand of $252,461, Total Current Assets of $401,961,Total Assets of $847,175, Total Current Liabilities of $118,764 and Total Stockholder’s Equity of $728,411. As of the period ending November 30, 2008 the Company had cash on hand of $195,711, Total Current Assets of $394,111, Total Assets of $834,825, Total Current Liabilities of $85,667 and Total Stockholder’s Equity of $749,158. The Company’s cash was generated from a shareholder loan, revenue from its motion picture distribution, proceeds from a Private Placement of its shares and interest income from its money market account. Despite the decrease in cash on hand for the period ending November 30,2008 the Company believes it has sufficient cash resources available to fund its primary operation for the next twelve (12) months. The Company has no, current, off balance sheet arrangements and does not anticipate entering into any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition. The Company has no agreements in place with its shareholders, officer and director or with any third parties to fund operations beyond the end of the Company’s 2009 fiscal year. The Company has not negotiated nor has available to it any other third party sources of liquidity.

Controls and Procedures

As required by SEC rules, we have evaluated the effectiveness of the design and operation of our disclosure controls and procedures at the end of our fiscal year. This evaluation was carried out under the supervision and with the participation of our principal manager who is both our Chief Executive Officer and our Chief Financial Officer.. Based upon this evaluation we have concluded that the design and operation of our disclosure controls and procedures are effective.

990,000 shares
LUX DIGITAL PICTURES, INC Common stock

Prospectus
April 3, 2009

LUX DIGITAL PICTURES, INC
2140 Shattuck Ave., Ste 210-2270
Berkeley, CA. 94704
510-948-4000

Until ___________________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.	Indemnification of Directors and Officers.

          The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the issuer are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

                    Section 145 of the Wyoming General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

          The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Wyoming General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

          The Wyoming General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•   any breach of the director’s duty of loyalty to the corporation or its stockholders;

•   acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•   payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•   any transaction from which the director derived an improper personal benefit.

          The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 25.	Other Expenses of Issuance and Distribution*

          The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Amount
SEC registration fee	$10.00
Printing and shipping expenses	2,000.00
Legal fees and expenses	5,000.00
Accounting fees and expenses	8,000.00
Transfer agent and misc. expenses	3,500.00

Total	$18, 510.00

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26.	Recent Sales of Unregistered Securities.

          We were incorporated in the State of Wyoming in May 2008 and 38,000,000 at a value of $.001 per share founder shares were issued to Lux Digital Pictures GmbH for services rendered relating to the organization and initial management of the Company by our CEO, Mr. Ingo Jucht; 5,000,000 at a value of $.001 per share to the Coleman Family Trust for Mr. Coleman’s consulting services relating to this Registration Statement as well as his expertise in procuring assets for the Company and development of the business plan; 2,000,000  at a value of $.001 per share to RTV Media Corp in exchange for a right in certain national radio media; and 2,000,000  at a value of $.001  per share to Vega 7 Entertainment for an interest in a documentary film scheduled that was released in September 2008. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In June 2008, 2,500,000 shares at a rate of $.001 per share of our preferred stock were issued to Lux Digital Pictures GmbH in exchange for motion picture rights, licenses, trademarks, copyrights, cash receivables, business concepts, domain names, brand rights use, ongoing business assets, a small loan and certain other misc rights valued at $197,402 in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our preferred stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. In addition, the shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction

In June 2008, 990,000 shares for $99,000 were sold in a Private Placement Memorandum under Regulation “S.” All of these securities were sold by the issuer shall be deemed to occur outside the United States within the meaning of Rule 901 as the sale was made in an offshore transaction and  no directed selling efforts were made in the United States by the Company. The shareholders that purchased under this Private Placement Memorandum certified that they are not U.S. persons and did not acquire the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Act. The shareholders of the securities have agreed to resell such securities only in accordance with the provisions of this Regulation S (Rule 901 through Rule 905, and Preliminary Notes), pursuant to registration under the Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act. These securities of a domestic issuer contain a legend to the effect that transfer is prohibited except in accordance with the provisions of this Regulation S (Rule 901 through Rule 905, and Preliminary Notes), pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act.

In June 2008 the Company agreed to issue Ms. Jillian Sidoti shares for her legal services, Ms. Sidoti will be issued 100,000 shares of common stock at a value of $.10 per share  in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us will not involve a public offering. The offering is not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. In addition, the shareholders had the necessary investment intent as required by Section 4(2) since she agreed to and will receive share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we will have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In June 2008, we completed a Regulation S offering in which we sold 990,000 shares of common stock to 36 investors, at a price per share of $0.10 per share for net proceeds of $97,440. All of the investors were foreign investors that reside outside of the United States. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Shareholder	Shares
Sima Burgin	20,000
Jamila Friedrich	20,000
Andra Kokott	20,000
BMV Berliner Versiche. GmbH	20,000
Elvira Jucht	60,000
Frank Reimann	10,000
Klaus Nawrocki	20,000
Sievertec Technologies GmbH	20,000
Christobel Lucht	10,000
Sasha Friedrich	10,000
Valery Rudnik	10,000
Karsten Frenzel	10,000
Robert Klingbeil	10,000
Frieder W.M. Schnook	20,000
Renata Stih	20,000
Katerina Kulchekova	10,000
Hans Reuter	10,000
Ernst Wenske	10,000
Jonas Friedrich	20,000
Sergiy Sysoyev	10,000
Wilshire Capital, Ltd	200,000
Anna Franklin	20,000
Vladimir Reva	10,000
Karsten Tobeck	10,000
Michael Hoffmeister	10,000
Gabriel Rotenburg	10,000
Kamila Palicka	20,000
Armin Marewski	20,000
Susanne Batz	20,000
Martin Bailey	10,000
Millary Cortes Tellez	20,000
Desdemona Ventures, Ltd	200,000
Mirlev Automobile, Ltd	40,000
Thorsten Bernd	20,000
Ralf Schmidtbauer	20,000
Arne Herman	20,000

990,000

The Common Stock issued in our Regulation S Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 902 of Regulation S of the Securities Act of 1933. In accordance with Section 230.920 (k)(1) of the Securities Act of 1933, all persons that invested under the Private Placement Memorandum were non-US persons and did not reside in the United States at the time of investment. Further:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 905, equity securities of domestic issuers acquired from the issuer, a distributor, or any of their respective affiliates in a transaction subject to the conditions of Rule 901 or Rule 903 are deemed to be “restricted securities” as defined in Rule 144. Resales of any of such restricted securities by the offshore purchaser must be made in accordance with this Regulation S (Rule 901 through Rule 905, and Preliminary Notes), the registration requirements of the Act or an exemption therefrom. Any “restricted securities,” as defined in Rule 144, that are equity securities of a domestic issuer will continue to be deemed to be restricted securities, notwithstanding that they were acquired in a resale transaction made pursuant to Rule 901 or Rule 904

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 27.	Exhibits Index.

          The exhibits marked with an “*” have already been filed. The remaining exhibits are filed with this Registration Statement:

Number	Exhibit Name
1.1	Subscription Agreement*

3.1	Certificate of Incorporation*

3.2	By-Laws *

3.3	Articles of Incorporation
3.4	Amendment to the Articles of Incorporation
4.1	Form of Common Stock Certificate *
5.1 10.1 10.2 10.3 10.4 10.5 10.6 10.7
Opinion of Jillian Ivey Sidoti regarding legality*

ASSET PURCHASE AGREEMENT between LUX DIGITAL PICTUTES INC. and LUX DIGITAL PICTURES, GmbH

ASSET PURCHASE AGREEMENT between LUX DIGITAL PICTUTES INC. and RTV Media Corp*

ASSET PURCHASE AGREEMENT between LUX DIGITAL PICTUTES INC. and VEGA 7 Entertainment*

AMMENDMENT TO ASSET PURCHASE AGREEMENT BETWEEN LUX DIGITAL PICTURES, INC. and RTV Media Corp

Consulting agreement with T Joseph Coleman *

Distribution Agreement with Lionsgate for “Night of the Living Dead”

Distribution Agreement with Showcase Entertainment for “Night of the Living Dead”

23.1	Consent of Maddox Ungar Silberstein, PLLC
Item 28.	Undertakings.

          The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

                    I. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

                    III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The registrant shall request acceleration  pursuant to  Rule  461 under the Securities Act and there insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Wyoming law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Berlin, Germany, on April 3, 2009.

LUX DIGITAL PICTURES, INC

Dated: April 3, 2009	By:	/s/ Ingo Jucht
Ingo Jucht,
President, Chief Executive Officer,Treasurer and Principal Financial Officer

          In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/S/ Ingo Jucht	President, Treasurer, and Director	April 3, 2009
(Principal Executive, Financial and Accounting Officer)
Ingo Jucht

/S/ Ingo Jucht	Vice president AND secretary	April 3, 2009

Ingo Jucht

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
EXHIBITS
TO

REGISTRATION STATEMENT

ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933
LUX DIGITAL PICTURES, INC
on